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                                                                 Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan, as amended and restated, of our reports dated February 28, 2007, with respect to the consolidated financial statements and schedule of Arbor Realty Trust, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2006, Arbor Realty Trust, Inc. and Subsidiaries management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Arbor Realty Trust, Inc. and Subsidiaries, filed with the Securities and Exchange Commission.

                                                   /s/  Ernst & Young LLP

New York, New York
March 29, 2007